UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 10, 2007, William D. Zollars, Chairman, President and Chief Executive Officer of YRC Worldwide Inc. (the “Company”) will deliver a company presentation at the Wachovia Global Transportation and Packaging Conference. The presentation will be available on audio webcast through the Company’s website, www.yrcw.com, and will be available for 30 days. A copy of the slide show is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The slide show contains references to ‘adjusted’ operating income and earnings per share. Adjusted numbers exclude, among other things, gains on property disposals, reorganization charges, acquisition-related charges, impairment charges and a loss on sale of subsidiary. Management adjusts for these items when evaluating operating performance to more accurately compare the results of the Company’s core operations among periods. This measurement should not be construed as a better measurement than operating income and earnings per share as defined by generally accepted accounting principles. A reconciliation of adjusted and reported numbers is set forth below.

The slide show also contains references to free cash flow. Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities) or to invest in the Company’s growth strategies. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles. A reconciliation of net cash from operating activities to free cash flow is set forth below.

Reconciliation of Adjusted Operating Income

(in millions)	2002	2003	2004	2005	2006
Reported Operating Income	$47	$89	$362	$536	$545
Gains on property disposals	—	—	(5)	(5)	(8)
Spin-off charges	8	—	—	—	—
Acquisition-related charges	—	3	—	9	13
Conforming accounting policies and legal provision	—	19	—	—	—
Roadway and New Penn net loss	—	6	—	—	—
Executive severance	—	—	—	4	—
Reorganization charges	—	—	—	—	10
Loss on sale of subsidiary	—	—	—	—	3

Adjusted Operating Income	$55	$117	$357	$544	$563

Reconciliation of Adjusted Earnings Per Share

					2006
Reported Earnings Per Share					$4.74
Gains on property disposals					(0.09)
Acquisition-related charges					0.14
Reorganization charges					0.11
Loss on sale of subsidiary					0.05
Impairment charges (nonoperating expenses)					0.06

Adjusted Earnings Per Share					$5.01

Reconciliation of Free Cash Flow

(in millions)	2005	2006
Net cash from operating activities	$498	$532
Net capital expenditures	(256)	(303)
Stock option proceeds	11	6

Free Cash Flow	$253	$235

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	YRC Worldwide Inc. Investor Presentation slide show.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC. (Registrant)

Date: September 10, 2007	By:	/s/ Todd M. Hacker
Todd M. Hacker Vice President – Treasurer and Investor Relations

EXHIBIT INDEX

Exhibit Number	Description
99.1	YRC Worldwide Inc. Investor Presentation slide show.